THE EVERGREEN FUNDS

                              DEFERRED COMPENSATION PLAN

                  AGREEMENT, made on this ___ day of ___________, 1995, by and between the registered open-end investment companies listed in Attachment A hereto (each a "Fund" and together, the "Funds"), and ___________ (the "Trustee").

                  WHEREAS, the Trustee is serving as a director/trustee of the Funds for which he is entitled to receive trustees' fees; and

                  WHEREAS, the Funds and the Trustee desire to permit the Trustee to defer receipt of trustees' fees payable by the Funds;

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Trustee hereby agree as follows:

           1.     DEFINITION OF TERMS AND CONDITIONS

                  1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the meanings specified below:

                           (a) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.3 hereof to receive benefits after the death of the Trustee.

                           (b) "Board of Trustees" shall mean the Board of Trustees or the Board of Directors of a Fund.

                           (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                           (d) "Compensation" shall mean the amount of trustees' fees paid by a Fund to the Trustee during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

                           (e) "Compensation Deferral" shall mean the amount or amounts of the Trustee's Compensation deferred under the provisions of Section 3 of this Agreement.

                           (f) "Deferral Account" shall mean the account maintained to reflect the Trustee's Compensation Deferrals made pursuant to Section 3 hereof and any other credits or debits thereto.

                           (g) "Deferral-Year" shall mean each calendar year during which the Trustee makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

                           (h) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which a Fund makes a valuation of the Deferred Account.

              1.2 Plurals and Gender. Where appearing in this Agreement the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

              1.3 Trustees and Directors. Where appearing in this Agreement, "Trustee" shall also refer to "Director" and trustee emeritus and director emeritus and "Board of Trustees" shall also refer to "Board of Directors."

              1.4 Headings. The headings and subheadings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

              1.5 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Trustee and each of the Funds.

         2.   PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

              2.1 Commencement of Compensation Deferrals. The Trustee may elect, on a form provided by, and submitted to, the Secretary of a Fund, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or
         (ii) the date such form is submitted to the Secretary of the Fund.

              2.2 Termination of Deferrals. The Trustee shall not be eligible to make Compensation Deferrals after the earlier of the following dates:

                    (a) The date on which he ceases to serve as a Trustee of the Fund; or

                    (b) The effective date of the termination of this Agreement.


         3.    COMPENSATION DEFERRALS

             3.           Compensation Deferral Elections.

                   (a) Except as provided below, a deferral election on the form described in Section 2.1 hereof, must be filed with the Secretary of a Fund prior to the first day of the Deferral Year to which it applies. The form shall set forth the amount of such Compensation Deferral (in whole percentage amounts) . Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below. Notwithstanding the foregoing, (i) any person who is elected to the Board during a fiscal year of a Fund may elect before becoming a Trustee or within 30 days after becoming a Trustee to defer any unpaid portion of the retainer of such fiscal year and the fees for any future meetings during such fiscal year by filing an election form with the Secretary of the Fund, and (ii) Trustees may elect to defer any unpaid portion of the retainer for the fiscal year in which Deferred Compensation Agreements are first authorized by the Board and any unpaid fees for any future meetings during such fiscal year by submitting an election form to the Secretary of a Fund within 30 days of such authorization.

                   (b) Compensation Deferrals shall be withheld from each payment of Compensation by a Fund to the Trustee based upon the percentage amount elected by the Trustee under Section 3.1 (a) hereof.

                   (c) The Trustee may cancel or modify the amount of his Compensation Deferrals on a prospective basis by submitting to the Secretary of a Fund a revised compensation Deferral election form. Subject to the provisions of Section 4.2 hereof, such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to the Secretary of the Fund.

             3.2 Valuation of Deferral Account.

                   (a) A Fund shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Trustee's Compensation Deferrals under this Agreement. Compensation Deferrals shall be allocated to the Deferral Account on the day such Compensation
         Deferrals are withheld from the Trustee's Compensation and shall be deemed invested pursuant to Section 3.3, below, as of the same day. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

                   (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Account is invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Trustees Deferral Account.



             3.3   Investment of Deferral Account Balance

                   (a) (1) The Trustee may select from various options made available by the Funds the investment media in which all or part of his Deferral Account shall be deemed to be invested. The investment media available to the Trustee as of the date of this Agreement are listed in Attachment B hereto.

                        (2) The Trustee shall make an investment designation on a form provided by the Secretary of the Funds (Attachment C) which shall remain effective until another valid designation has been made by the Trustee as herein provided. The Trustee may amend his investment designation daily by giving instructions to the Secretary of the Funds.

                        (3) Any changes to the investment media to be made available to the Trustee, and any limitation on the maximum or minimum percentages of the Trustee's Deferral Account that may be invested in any particular medium, shall be communicated from time-to-time to the Trustee by the Secretary of the Funds.

                   (b) Except as provided below, the Trustee's Deferral Account shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions of this Section. If:

                        (1) the Trustee does not furnish the secretary of the Funds with complete, written investment instructions, or

                        (2) the written investment instructions from the Trustee are unclear,

         then the Trustee's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force and effect, and he shall be deemed to have selected the Evergreen Money Market Fund until such time as the Trustee shall provide the Secretary of the Funds with complete investment instructions. In the event that any fund under which any portion of the Trustee's Deferral Account is deemed to be invested ceases to exist, such portion of the Deferral Account thereafter shall be held in the successor to such Fund, subject to subsequent deemed investment elections.

                   The use of the returns on the investment media to determine the amount of the earnings credited to a Trustee's Deferral Account is subject to regulatory approval. Until such approval is received, the Compensation Deferrals of a Trustee Under this Agreement shall be continuously credited with earnings in an amount determined by multiplying the balance credited to the Deferral Account by an interest rate equal to the yield on 90-day U.S. Treasury Bills.

                  The Secretary of the Funds shall provide an annual statement to the Trustee showing such information as is appropriate, including the aggregate amount in the Deferral Account, as of a reasonably current date.

        4.   DISTRIBUTION FROM DEFERRAL ACCOUNT

              4.1 In General. Distributions from the Trustee's Deferral Account may be paid in a lump sum or in installments as elected by the Trustee commencing on or as soon as practicable after a date specified by the Trustee, which may not be sooner than the earlier of the first business day of January following (a) a date five years following the deferral election, or (b) the year in which the Trustee ceases to be a member of the Board of Trustees of the Funds. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property relating to one or more series of its shares to the shareholders of such series (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or corporation in exchange for cash shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund shall not be deemed a termination of the Fund or such a distribution), all unpaid amounts in the Deferral Account as of the effective date thereof shall be paid in a lump sum on such effective date. In addition, upon application by a Trustee and determination by the Chairman of the Board of Trustees of the Funds that the Trustee has suffered a severe and unanticipated financial hardship, the Secretary shall distribute to the Trustee, in a single lump sum, an amount equal to the lesser of the amount needed by the Trustee to meet the hardship plus applicable income taxes payable upon such distribution, or the balance of the Trustee's Deferral Account.

             4.2 Death Prior to Complete Distribution of Deferral Account. Upon the death of the Trustee (whether prior to or after the commencement of the distribution of the amounts credited to his Deferral Account), the balance of such Account shall be distributed to his Beneficiary in a lump sum as soon as practicable after the Trustee's death.

             4.3 Designation of Beneficiary. For purposes of Section 4.3 hereof, the Trustee's Beneficiary shall be the person or persons so designated by the Trustee in a written instrument submitted to the Secretary of the Funds. In the event the Trustee fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries Surviving at the death of the Trustee: the Trustees (1) surviving spouse, or (2) estate.

         5.   AMENDMENT AND TERMINATION

              5.1 The Board of Trustees may at any time in its sole discretion amend or terminate this Plan; provided however, that no Such amendment or termination shall adversely affect the right of Trustees to receive amounts previously credited to their Deferral Accounts.


         6.   MISCELLANEOUS

              6.1 Rights of Creditors.

              (a) This Agreement is an unfunded and non-qualified deferred compensation arrangement. Neither the Trustee nor other persons shall have any interest in any specific asset or assets of a Fund by reason of any Deferral Account hereunder, nor any rights to receive distribution of his Deferral Account except as and to the extent expressly provided hereunder. A Fund shall not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover its obligations hereunder the Fund elects to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Fund, subject to the claims of its general creditors and no person other than the Fund shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

              (b) The rights of the Trustee and the Beneficiaries to the amounts held in the Deferral Account are unsecured and shall be subject to the creditors of the Funds. With respect to the payment of amounts held under the Deferral Account, the Trustee and his Beneficiaries have the status of unsecured creditors of the Funds. This Agreement is executed on behalf of the Fund by an officer of a Fund as such and not individually. Any obligation of a Fund hereunder shall be an unsecured obligation of the Fund and not of any other person.

              6.2 Agents. The Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as they deem necessary to perform their duties under this Agreement. The Funds shall bear the cost of such services and all other expenses they incur in connection with the administration of this Agreement.


              6.3 Incapacity. If a Fund shall receive evidence satisfactory to it that the Trustee or any Beneficiary entitled to receive any benefit under this Agreement is, at the time when such benefit becomes payable, a Minor, or is physically or mentally incompetent to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Trustee or Beneficiary shall have been duly appointed, the Fund may make payment of such benefit otherwise payable to the Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

              6.4 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

              6.5 Governing Law. This Agreement is made and entered into in the State of North Carolina and all matters concerning its validity, construction and administration shall be governed by the laws of the State of North Carolina.

              6.6 No Guarantee of Trusteeship. Nothing contained in this Agreement shall be construed as a guaranty or right of any Trustee to be continued as a Trustee of one or more of the Evergreen Funds (or of a right of a Trustee to any specific level of Compensation) or as a limitation of the right of any of the Evergreen Funds, by shareholder action or otherwise, to remove any of its trustees.

              6.7 Counsel. The Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, their obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

              6.8 Spendthrift Provision. The Trustees' and Beneficiaries' interests in the Deferral Account shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charges and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any portion of any such right hereunder be in any manner payable to any assignee, receiver or trustee, or be liable for such person's debts, contracts, liabilities, engagements or torts, Or be subject to any legal process to levy upon or attach.

              6.9 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service, addressed to the Trustee at the home address set forth in the Funds' records and to a Fund at its principal place of business, provided that all notices to a Fund shall be directed to the attention of the Secretary of the Fund or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

              6.10 Entire Agreement. This Agreement contains the entire understanding between the Funds and the Trustee with respect to the payment of non-qualified elective deferred compensation by the Funds to the Trustee.

              6.11   Interpretation   of  Agreement.   Interpretation   of,  and
        determinations related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and a Fund shall not incur any liability to the Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

              6.12 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Funds and their successors and assigns and to the Trustees and his heirs, executors, administrators and personal representatives.

              6.13 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

              6.14 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      EVERGREEN TRUST
                                      EVERGREEN EQUITY TRUST
                                      EVERGREEN INVESTMENT TRUST
                                      EVERGREEN TOTAL RETURN FUND
                                      EVERGREEN GROWTH AND INCOME FUND
                                      THE EVERGREEN AMERICAN RETIREMENT
                                           TRUST
                                      EVERGREEN   FOUNDATION   TRUST
                                      EVERGREEN  MUNICIPAL TRUST
                                      EVERGREEN MONEY MARKET FUND
                                      EVERGREEN LIMITED MARKET FUND, INC.



                                      By:
        ________________                 ____________________
        Witness                             John J. Pileggi
                                            President


        ________________              ____________________
        Witness                       Trustee

                                                                   ATTACHMENT A
                                EVERGREEN TRUSTS & FUNDS



         1.        EVERGREEN TRUST
              a.   Evergreen Fund
              b.   Evergreen Aggressive Growth Fund

         2.        EVERGREEN EQUITY TRUST
              a.   Evergreen Global Real Estate Equity Fund
              b.   Evergreen U.S. Real Estate Equity Fund
              C.   Evergreen Global Leaders Fund

         3.        EVERGREEN INVESTMENT TRUST
              a.   Evergreen International Equity Fund
              b.   Evergreen Emerging Markets Growth Fund
              C.   Evergreen Balanced Fund
              d.   Evergreen Value Fund
              e.   Evergreen Utility Fund
              f.   Evergreen U.S. Government Fund
              g.   Evergreen Fixed Income Fund
              h.   Evergreen Managed Bond Fund (Y Shares only)
              i.   Evergreen High Grade Tax Free Fund
              J.   Evergreen Florida Municipal Bond Fund
              k.   Evergreen Georgia Municipal Bond Fund
              1.   Evergreen North Carolina Municipal Bond Fund
              M.   Evergreen South Carolina Municipal Bond Fund
              n.   Evergreen Virginia Municipal Bond Fund
              0.   Evergreen Treasury Money Market

         4.        EVERGREEN TOTAL RETURN FUND


         5.        EVERGREEN GROWTH AND INCOME FUND


         6.        THE EVERGREEN AMERICAN RETIREMENT TRUST
              a.   Evergreen American Retirement Fund
              b.   Evergreen Small Cap Equity Income Fund

         7.        EVERGREEN FOUNDATION TRUST
              a.   Evergreen Foundation Fund
              b.   Evergreen Tax Strategic Foundation Fund

         8.        EVERGREEN MUNICIPAL TRUST
              a.   Evergreen Short-intermediate municipal Fund
              b.   Evergreen Short-intermediate Municipal Fund-California
              C.   Evergreen Florida High Income Municipal Fund
              d.   Evergreen Tax Exempt Money Market Fund

         9.        EVERGREEN MONEY MARKET FUND

         10.       EVERGREEN LIMITED MARKET FUND, INC.



                                                    ATTACHMENT B

                          EVERGREEN TRUSTS & FUNDS

                           Available Fund Options


           Evergreen    International Equity Fund

           Evergreen    Aggressive Growth Fund

           Evergreen    Fund

           Evergreen    Foundation Fund

           Evergreen    Growth & Income

           Evergreen    Value

           Evergreen    Fixed Income

           Evergreen    Money Market Fund

                                                                   ATTACHMENT C


                            DEFERRED COMPENSATION AGREEMENT

                                 DEFERRAL ELECTION FORM


         TO:          The Secretary of The Evergreen Funds


         FROM:


         DATE:


                 With respect to the Deferred Compensation Agreement (the "Agreement") dated as of November __, 1995 by and between the undersigned and The Evergreen Funds, I hereby make the following elections:

                 Deferral of Compensation

                 Starting with Compensation to be paid to me with respect to services provided by me to The Evergreen Funds after the date this election form is provided to The Evergreen Funds, and for all periods thereafter (unless subsequently amended by way of a new election form), I hereby elect that ___ percent (__%) of my Compensation (as defined under the Agreement) be deferred and that the Funds establish a bookkeeping account credited with amounts equal to the amount so deferred (the "Deferral Account"), The Deferral Account shall be further credited with income equivalents as provided under the Agreement. Each Compensation Deferral (as defined in the Agreement) shall be deemed invested pursuant to Section 3.3 of the Agreement as of the same day it would have been paid to me.

                 I wish the Compensation Deferral to be invested in the Funds and percentages noted in Annex A to this Form.

                 I understand that the amounts held in the Deferral Account shall remain the general assets of The Evergreen Funds and that, with respect to the payment of such amounts, I am merely a general creditor of The Evergreen Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

         Distribution from Deferral Account

                 I hereby elect that distributions from my Deferral Account be paid:

                  ______ in a lump sum or
                  ______ in quarterly installments for ___ years (specify a number of years not to exceed ten); commencing on the first business day of January following:

                  ______ the year in which I cease to be a member of the
                                     Board of Trustees of the Funds, or

                  ______ a calendar year but not a year earlier than 2000.


                 I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

         WITNESS:                                 TRUSTEE:



         __________________                       __________________


                                                  RECEIVED:





                                                  THE EVERGREEN FUNDS


                                                  By:____________________
                                                  Name:__________________
                                                  Title:_________________
                                                  Date:__________________

                                                          ANNEX A

              I desire that my deferred Compensation be invested as follows:



     Evergreen International Equity Fund                                %_____


     Evergreen Aggressive Growth Fund                                   %_____


     Evergreen Fund                                                     %_____


     Evergreen Foundation Fund                                          %_____


     Evergreen Growth & Income  Fund                                    %_____


     Evergreen Value                                                    %_____


     Evergreen Fixed Income                                             %_____


     Evergreen Money Market Fund                                        %_____









                                                   ______________________
                                                    100% of Deferred
                                                    Compensation Amount

                                                                  ATTACHMENT D



                                 THE EVERGREEN FUNDS

                              DEFERRED COMPENSATION PLAN


                              DESIGNATION OF BENEFICIARY


                You may designate one or more beneficiaries to receive any amount remaining in your Deferral Account at your death. If your Designated Beneficiary survives you, but dies before receiving the full amount of the Deferral Account to which he or she is entitled, the remainder will be paid to the Designated Beneficiary's estate, unless you specifically elect otherwise in your Designation of Beneficiary form.

                You may indicate the names not only of one or more primary Designated Beneficiaries but also the names of secondary beneficiaries who would receive amounts in your Deferral Account in the event the primary beneficiary or beneficiaries are not alive at your death. In the case of each Designated Beneficiary, give his or her name, address, relationship to you, and the percentage of your Deferral Account he or she is to receive. You may change your Designated Beneficiaries at any time, without their consent, by filing a new Designation of Beneficiary form with the Secretary of the Funds.

                    ******************************************

                As a participant in the Evergreen Funds' Deferred Compensation Plan (the "Plan"), I hereby designate the person or persons listed below to receive any amount remaining in my Deferral Account in the event of my death. This designation of beneficiary shall become effective upon its delivery to the Secretary of the Funds prior to my death, and revokes any designation(s) of beneficiary previously made by me. I reserve the right to revoke this designation of beneficiary at any time without notice to any beneficiary.

                I hereby name the following as primary Designated Beneficiaries under the Plan:

         _____________________________________________________________________
         Name                      Relationship   Percentage     Address


         _____________________________________________________________________
         Name                      Relationship   Percentage     Address


         _____________________________________________________________________
         Name                      Relationship   Percentage     Address


         _____________________________________________________________________
         Name                      Relationship   Percentage     Address


                 In the event that one or more of my primary Designated Beneficiaries predeceases mer his or her share shall be allocated among the Surviving primary Designated Beneficiaries. I name the following as secondary Designated Beneficiaries under the Plan, in the event that no primary Designated Beneficiary survives me:


         ______________________________________________________________________
         Name                      Relationship   Percentage     Address


         ______________________________________________________________________
         Name                      Relationship   Percentage     Address


         ______________________________________________________________________
         Name                      Relationship   Percentage     Address


         ______________________________________________________________________
         Name                      Relationship    Percentage    Address


                    In the event that no primary Designated Beneficiary survives me and one or more of the secondary Designated Beneficiaries predeceases me, his or her share shall be allocated among the surviving secondary Designated Beneficiaries.

          ___________________                             _____________________
              (witness)                                   (Signature of Trustee)

          Date:                                             Date: